                                     BY-LAWS
                                       OF
                            NEW AGE TRANSLATION, INC.

                               ARTICLE I - OFFICES
                               -------------------

     1.1 REGISTERED OFFICE. The registered office shall be established and maintained at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in
the County of New Castle in the State of Delaware.

     1.2 OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                    ARTICLE II - MEETING OF THE STOCKHOLDERS
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     2.1 ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of
Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect individuals to the Board of Directors as provided in Article SIXTH of the Certificate of Incorporation and may transact such other corporate business as shall be stated in the notice of the meeting.

     2.2 OTHER MEETINGS. Meetings of Stockholders for any purpose other than the election of directors may be held at such time and place, within or without the
State of Delaware, as shall be stated in the notice of the meeting.

     2.3 VOTING. Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of
Incorporation or the laws of the State of Delaware.

     2.4 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall, at least 10 days before each meeting of stockholders, prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. The list shall be open to the examination of any stockholder, for

any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

     2.5 QUORUM. Except as otherwise required by law, by the Certificate of
Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.

     2.6 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the Chairman, a majority of the Board of Directors, the Chief Executive
Officer or the President, or at the request, in writing, of stockholders owning individually or in the aggregate ten percent or more of the entire capital stock of the corporation issued and outstanding and entitled to vote, which request shall state the purpose of the proposed meeting.

     2.7 NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

     2.8 BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     2.9 ACTION WITHOUT MEETING. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these
By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                             ARTICLE III - DIRECTORS
                             -----------------------

     3.1 NUMBER AND TERM. The initial number of directors constituting the Board of Directors shall be one. The Board of Directors shall have the right at any time, and from time to time, to increase or decrease the number of directors.
The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. Each member of the Board of Directors shall serve for a term ending at the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

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     3.2 RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or
Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     3.3 VACANCIES. A vacancy in the Board of Directors shall be deemed to have occurred as a result of an increase in the number of directors, or by reason of the death, resignation, incapacity or removal of any director (unless the vacancy is eliminated by reduction in the number of directors). Except as otherwise required by law, any vacancy on the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve for the remaining term of his or her predecessor.

     3.4 REMOVAL. Any director or directors may be removed by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for such purpose.

     3.5 COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     3.6 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action, a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     3.7 PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of
Delaware.

     3.8 ANNUAL MEETING. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held or, if notice of such meeting is given, at the place specified in such notice. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by the directors, if any, not attending and participating in the meeting.

     3.9 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the
President on two days' notice to each director; either personally (including telephone), or by depositing a writing in a

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post office or letter box, or by dispatching a prepaid telegram, cable, telecopy or telex or by delivering written notice by a courier service guaranteeing delivery within two business days, in each case addressed to such director, at his business address (unless he shall have filed a written request with the
Secretary that notices be directed to a different address). Such notice shall be deemed to be given at the time it is so dispatched.

     3.11 QUORUM; VOTING. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business; and at all meetings of any committee of the Board, a majority of the members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors or any committee thereof at which there is a quorum present shall be the act of the
Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of
Incorporation. If a quorum shall not be present at any meeting of the Board of
Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.12 PARTICIPATION IN MEETINGS. One or more directors may participate in any meeting of the Board or committee thereof by means of conference telephone or similar communications equipment by which all persons participating can hear each other.

     3.13 COMMITTEES OF DIRECTORS. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all of the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General
Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

                              ARTICLE IV - OFFICERS
                              ---------------------

     4.1 OFFICERS. The officers of the corporation shall consist of a Chief
Executive Officer, a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a
Chairman, one or more Vice Presidents and such Assistant Secretaries and
Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

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     4.2 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

     4.3 CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the
Board of Directors.

     4.4 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He or, in his absence or at his direction, the President shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the
Board of Directors, at all meetings of the Board of Directors, and he shall have general supervision, direction and control of the business of the corporation except as the Board of Directors shall authorize the execution thereof in some manner, he shall execute bonds, mortgages, and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the
Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     4.4 PRESIDENT. The President shall be the chief executive officer of the corporation if the office of Chief Executive Officer is vacant. He shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He or the Chief Executive Officer shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and he shall have general supervision, direction and control of the business of the corporation, under the direction of the Chief Executive Officer, except as the Board of Directors shall authorize the execution thereof in some manner, he shall execute bonds, mortgages, and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant
Secretary or an Assistant Treasurer.

     4.5 VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

     4.6 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation

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a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

     4.7 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the
President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody, the seal of the corporation and when authorized by the Board of Directors, affix the seal to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of any assistant Secretary.

     4.8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers
and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

     4.9 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors. Officers shall hold office at the pleasure of the Board.

     4.10 REMOVAL. Any officer may be removed at any time by the Board of
Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     4.11 RESIGNATIONS. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or
Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                            ARTICLE V - MISCELLANEOUS
                            -------------------------

     5.1 CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman, or vice-chairman of the Board of Directors, or the President or a vice-President and the treasurer or an assistant treasurer, or the Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provide in Section
202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned

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(i) by a transfer agent other than the corporation or its employee; or (ii) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

     5.2 LOST CERTIFICATES. New certificates of stock may be issued in the place of any certificate issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

     5.3 TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     5.4 STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the day of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5.5 DIVIDENDS. Subject to the provisions of the Certificate of
Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     5.6 FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     5.7 CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the
Board of Directors.

     5.8 NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these
By-Laws to be given, personal notice is not meant unless expressly stated, and any notice

                                       -7-

so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.
Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated
therein shall be deemed proper notice.

                             ARTICLE VI - AMENDMENTS
                             -----------------------

     These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

                                        NEW AGE TRANSLATION, INC.

                                        By: /s/ John A. Fahlberg
                                            ------------------------------------
                                            Name:  John A. Fahlberg
                                            Title: President
                                            Dated: November 22, 2006

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